UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2007
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Credit Agreement
Agreement to Amend and Restate Credit Agreement
Second Amendment to Credit Agreement and Consent
Press Release

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
SECTION 2 – FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 10, 2007, Visteon Corporation (the “Company”) entered into an Agreement to Amend and Restate (the “Agreement to Amend and Restate”) with a syndicate of financial institutions party to the Company’s Credit Agreement, dated as of June 13, 2006 (the “Existing Term Loan Credit Agreement’), including JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent. Pursuant to the Agreement to Amend and Restate, the lenders provided the Company an additional $500 million secured term loan (the “Additional Term Loan”) and amended and restated the Existing Term Loan Credit Agreement (the “Restated Term Loan Credit Agreement”) on April 10, 2007. The Additional Term Loan will bear interest at a Eurodollar rate plus 3% and will mature on December 13, 2013.
     The Restated Term Loan Credit Agreement provides for conforming changes to the Existing Term Loan Credit Agreement to permit the Additional Term Loan, require the inclusion of additional collateral and subsidiary guarantors, update the accordion feature whereby the Company may increase the amount of the Additional Term Loan by up to $200 million, and make other minor changes.
     On April 10, 2007, the Company also entered into a Second Amendment to Credit Agreement and Consent to its Credit Agreement, dated as of August 14, 2006 with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, to permit the transactions contemplated by the Agreement to Amend and Restate and to make other minor changes.
     The foregoing descriptions of the amendments are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Some of the financial institutions party to the amendments and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Credit Agreement, dated as of June 13, 2006, as amended and restated as of April 10, 2007, among the Company, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Agreement to Amend and Restate, dated as of April 10, 2007, among the Company, the several banks and other financial institutions or entities party to the Credit Agreement, dated as of June 13, 2006, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	Second Amendment to Credit Agreement and Consent, dated as of April 10, 2007, to the Credit Agreement, dated as of August 14, 2006, as amended, among the Company, certain subsidiaries of the Company, the several banks and other financial institutions or entities from time to time party thereto, Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York, and Wachovia Capital Finance Corporation (Central), as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated April 10, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: April 16, 2007	By:	/s/ William G. Quigley III
William G. Quigley III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Credit Agreement, dated as of June 13, 2006, as amended and restated as of April 10, 2007, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Agreement to Amend and Restate, dated as of April 10, 2007, among Visteon Corporation, the several banks and other financial institutions or entities party to the Credit Agreement, dated as of June 13, 2006, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	Second Amendment to Credit Agreement and Consent, dated as of April 10, 2007, to the Credit Agreement, dated as of August 14, 2006, as amended, among Visteon Corporation, certain subsidiaries of Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York, and Wachovia Capital Finance Corporation (Central), as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated April 10, 2007.